UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 11, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registration’s Certifying Accountant.

On October 11, 2016, Axion Power International, Inc. (the “Company”) was advised by its independent registered accounting firm, Mayer Hoffman McCann P.C. (“Mayer Hoffman”), of its intention to not seek re-appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and to cease serving as the Company’s independent registered public accounting firm upon completion of the review of the Company’s unaudited financial statements for the quarter ended September 30, 2016.

Mayer Hoffman’s reports on the financial statements of the Company for each of the past two fiscal years have neither contained an adverse opinion or a disclaimer of opinion, nor been qualified or modified as to uncertainty, audit scope or accounting principles, except that, the reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the past two fiscal years and in the subsequent interim period through October 11, 2016, there were (i) no disagreements with Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mayer Hoffman, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and (ii) there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Mayer Hoffman with a copy of the disclosures made in this Current Report on Form 8-K and requested that Mayer Hoffman furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosures. A copy of this letter is filed as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

16.1	Mayer Hoffman letter to the SEC dated October 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 17, 2016

Axion Power International, Inc.

By:	/s/ Richard H. Bogan

Richard H. Bogan
Chief Executive Officer